UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MobileIron, Inc.
401 East Middlefield Road
Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, MobileIron, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) elected Leslie Stretch, age 57, as a member of the Board, effective February 25, 2019. Mr. Stretch will serve as a Class I director with a term expiring at the 2021 annual meeting of stockholders and until his successor has been duly elected and qualified. The Board has affirmatively determined that Mr. Stretch is an independent director pursuant to Nasdaq’s governance listing standards. The Board has not yet determined Mr. Stretch’s committee assignments.

Mr. Stretch has served as President and Chief Executive Officer of Medallia, Inc., a leading customer experience management cloud company, since August 2018. Prior to Medallia, Mr. Stretch was President and Chief Executive Officer of Callidus Software Inc. (also known as “CallidusCloud”), a leader in cloud and mobile solutions, acquired by SAP in 2018. Before joining CallidusCloud, Mr. Stretch held sales leadership roles at Sun Microsystems for nearly a decade. He started his career in sales at Oracle. Mr. Stretch is also currently a Board member of QAD Inc., where he serves as a member of the audit committee and the governance committee. Mr. Stretch holds a degree in Industrial Relations and Economic History from the University of Strathclyde and a postgraduate diploma in Computer Systems Engineering from University of Edinburgh. Mr. Stretch’s extensive sales leadership experience and success in transforming Callidus to a SaaS-based technology company is viewed as a valuable asset to the Board.

Mr. Stretch’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the definitive proxy statement filed by the Company on April 27, 2018.

There are no arrangements or understandings between Mr. Stretch and any other persons pursuant to which Mr. Stretch was named a director of the Company. Mr. Stretch has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.
Dated: February 28, 2019
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe Chief Executive Officer